UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2006

HIGHLAND HOSPITALITY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-31906	57-1183293
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(IRS Employer Identification No.)

8405 Greensboro Drive, Suite 500, McLean, Virginia 22102

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (703) 336-4901

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated 2003 Omnibus Stock Incentive Plan

At the 2006 Annual Meeting of Stockholders (the “2006 Annual Meeting”) of Highland Hospitality Corporation (the “Company”) held on May 23, 2006, the Company’s stockholders approved the Company’s Amended and Restated 2003 Omnibus Stock Incentive Plan (the “Plan”). As approved, among other things, the Plan (1) increases the total number of shares of common stock authorized and reserved for issuance under the Plan by 3,000,000 shares from 2,002,000 shares to 5,002,000 shares; (ii) extends the period during which the Company may grant certain awards that qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code until the stockholders meeting in 2011, and (iii) extends the term of the Plan until 2016.

The description of the terms and conditions of the Plan, as set forth under the caption “Proposal 3 – Approval of the 2003 Omnibus Stock Incentive Plan, as Amended and Restated” in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on April 7, 2006, is incorporated herein by reference.

A copy of the Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Form of Restricted Stock Agreement

On May 23, 2006, the Compensation Committee of the Board of Directors of the Company adopted a new form of restricted stock agreement. The Company intends to use this new form of restricted stock agreement from time to time in connection with future awards of restricted stock.

A copy of the new form of restricted stock agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

        See Index to Exhibits attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Highland Hospitality Corporation
Date: May 23, 2006

	By:	/s/ Douglas W. Vicari
Douglas W. Vicari Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Highland Hospitality Corporation Amended and Restated 2003 Omnibus Stock Incentive Plan.

10.2	Form of Restricted Stock Agreement.